UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

First Reliance Bancshares, Inc.

(Exact Name of Registrant As Specified in Its Charter)

       South Carolina

(State or Other Jurisdiction of Incorporation)

000-49757	80-0030931
(Commission File Number)	(I.R.S. Employer Identification No.)

2170 West Palmetto Street, Florence, South Carolina	29501
(Address of Principal Executive Offices)	(Zip Code)

    (843) 656-5000

(Registrant's Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.

First Reliance Bancshares, Inc. reports unaudited operating results for the quarter ended March 31, 2014 as follows.

From December 31, 2013 to March 31, 2014, total cash and cash equivalents increased $3.0 million to $21.2 million, investment securities decreased $2.6 million to $48.0 million, net loans increased 1.2% to $236.8 million, and total assets decreased $1.7 million to $353.7 million at March 31, 2014. As of March 31, 2014, total deposits were $285.3 million, an increase of $2.9 million or 1.02%, over the $282.4 million reported at December 31, 2013. Noninterest-bearing deposits increased 1.64% to $66.7 million, while interest-bearing deposit accounts increased 13.15%, to $52.1 million at March 31, 2014. Core funding increased 5.91% to 83.36%, while wholesale funding decreased $21.1 million over the 12-month period ending March 31, 2014.

Net income for the three months ended March 31, 2014 was $346,356, compared to $13,421 for the prior year period and net income available to common shareholders was $106,018 for the three months ended March 31, 2014, compared to the net loss available to common shareholders of $(279,727) for the quarter ended March 31, 2013. Diluted earnings per share was $0.02 for the quarter ended March 31, 2014, compared to a diluted loss of $(0.07) in the prior year period. Net interest income increased 6.32%, to $3.2 million for the quarter ending March 31, 2014, compared to $3.0 million for the prior year period. Noninterest income was $1.0 million and $1.1 million for the period ended March 31, 2014 and 2013, respectively. Noninterest expense decreased 6.07% to $3.9 million, compared to $4.1 million for the prior year period.

The information in Item 7.01 and Exhibit 99.1 of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibit 99.1 of Item 9.01 will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Item	Exhibit

99.1	Condensed Consolidated Balance Sheets as of March 31, 2014 (unaudited) and December 31, 2013 (audited) and Unaudited Condensed Consolidated Statement of Operations for the quarters ended March 31, 2014 and 2013.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST RELIANCE BANCSHARES, INC.

By:	/s/ Jeffrey A. Paolucci
Name:	Jeffrey A. Paolucci
Title:	Executive Vice President and
Chief Financial Officer

Dated: April 30, 2014

3

Exhibit List

99.1	Condensed Consolidated Balance Sheets as of March 31, 2014 (unaudited) and December 31, 2013 (audited) and Unaudited Condensed Consolidated Statement of Operations for the quarters ended March 31, 2014 and 2013.

4